Exhibit 99.1

Evolv Technology Awarded U.S. Department of Homeland Security (DHS) SAFETY Act Designation for Evolv Express®

This distinction qualifies Evolv Technology to receive the SAFETY Act’s benefits for selected Anti-Terrorism Technologies

WALTHAM, Mass. – March 31, 2022 – Evolv Technology (NASDAQ: EVLV, “Evolv”), the global leader in weapons detection security screening, today announced that Evolv Express®, its artificial intelligence (AI)-based weapons detection system, has been awarded the U.S. Department of Homeland Security (DHS) SAFETY Act Designation as a Qualified Anti-Terrorism Technology (QATT).

Technologies that are awarded the SAFETY Act Designation have undergone rigorous use and review to meet and/or exceed the DHS’ performance standards that include examination of test results for weapons detection, operational use and effectiveness, manufacturing and quality assurance practices, and customer feedback.

The Support Anti-Terrorism by Fostering Effective Technologies Act (SAFETY Act) was introduced by Congress in 2002 to incentivize the creation of technologies to combat terrorism in the wake of 9/11. The SAFETY Act is intended to ensure that the threat of liability caused by a terrorist event does not deter manufacturers or sellers of effective anti-terrorism technologies from developing, commercializing and deploying technologies that could potentially save lives. The Acting Under Secretary for Science and Technology is the deciding official for current SAFETY Act applications.

This Designation demonstrates Evolv’s belief that the security industry demands a new standard for security screening that can adequately address threats to crowds where people gather without impacting their experience. The pinpointed accuracy of threats detected, insightful analytics that help improve security operations, and the continual improvements through machine learning are features that set Evolv apart from existing standards. Evolv Express is the only high-throughput weapons detection screening system to achieve SAFETY Act Designation.

“Visitors today demand a free-flowing contactless experience, but for decades the industry has developed technology to meet outdated detection standards without any regard for these new demands,” said Mike Ellenbogen, founder and head of advanced technology, Evolv Technology. “I’m proud of the way our team has recognized the need for and established technology to address the evolving threat landscape, in a way that satisfies the demands placed on all locations where people gather. We no longer need to sacrifice safety for experience.”

“We’re honored to receive the SAFETY Act Designation which we believe further supports the effectiveness of our technology, and ultimately, our ability to help keep people safe,” said Peter George, Evolv Technology President and CEO. “Not only does the DHS’s SAFETY Act Designation further validate our AI-based technology to the physical security market, but we believe it will also provide our customers and their visitors with increased assurance that Evolv helps to provide the safest possible venue entry, without the traditional metal detector experience.”

Screening 3,600 people per hour – 10 times faster than metal detectors – Evolv Express combines powerful sensor technology with proven AI, security ecosystem integrations, and comprehensive venue analytics to provide safer, more accurate threat detection at an unprecedented speed and volume. To learn more about Express, please visit: https://www.evolvtechnology.com/products/evolv-express.

About Evolv Technology

Evolv Technology (NASDAQ: EVLV) is a leader in weapons detection for security screening, securing the world’s most iconic venues and companies. Its mission is enabling a better experience and better security for venues, creating a safer world to work, learn, and play by transforming physical security to make everywhere safer. It gives sports fans, theme park visitors, concertgoers, shoppers, employees, students, and others peace of mind so that they can gather without fear of violence. Its security screening has scanned more than 200 million people, second only to the Department of Homeland Security’s Transportation Security Administration (TSA) in the United States, and its technology combines powerful, advanced sensors with proven artificial intelligence (AI), security ecosystem integrations, and comprehensive venue analytics to reliably detect threats 10 times faster than traditional metal detectors.

Evolv Technology, Evolv Express®, Evolv Insights™, and Evolv Cortex AI™ are registered trademarks or trademarks of Evolv Technologies, Inc. in the United States and other jurisdictions.

For more information, visit https://evolvtechnology.com.

Forward-looking Statements

Certain statements in this press release may constitute “forward-looking” statements and information, within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995 that relate to our current expectations and views of future events. In some cases, these forward-looking statements can be identified by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “is/are likely to” or other similar expressions. These forward-looking statements are subject to risks, uncertainties and assumptions, some of which are beyond our control. In addition, these forward-looking statements reflect our current views with respect to future events or our Company’s performance and are not a guarantee of future performance. Actual outcomes may differ materially from the information contained in the forward-looking statements as a result of a number of factors, including, without limitation, the risk factors set forth in our prospectus, filed with the Securities and Exchange Commission on September 3, 2021, and other documents filed with or furnished to the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2021 that we filed with the SEC on March 28, 2022. These statements reflect management’s current expectations regarding future events and operating performance and speak only as of the date of this press release. You should not put undue reliance on any forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or will occur. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

Contacts

Media Contact:

Fitzgerald Barth

fbarth@evolvtechnology.com

Investor Contact:
Brian Norris
bnorris@evolvtechnology.com